As filed with the Securities and Exchange Commission on March 5, 1996
                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                                  WATSCO, INC.
               (Exact name of registrant as specified in charter)

                            -------------------------

                FLORIDA                                                                59-0778222
     (STATE OR OTHER JURISDICTION OF                                                (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                                               IDENTIFICATION NO.)

                            -------------------------

                                                                                      RONALD P. NEWMAN
                                                                                  CHIEF FINANCIAL OFFICER
                                                                                         WATSCO, INC.
              2665 SOUTH BAYSHORE DRIVE                                          2665 SOUTH BAYSHORE DRIVE
                     SUITE 901                                                            SUITE 901
                MIAMI, FLORIDA 33133                                                MIAMI, FLORIDA 33133
                   (305) 858-0828                                                      (305) 858-0828
     (Address, including zip code, and telephone number              (Name, address, including zip code, and telephone number
including area code, of registrant's principal executive offices)         including area code, of agent for service)

                            -------------------------

                               COPIES OF COMMUNICATION TO:

              CESAR L. ALVAREZ, ESQUIRE                                          E. WILLIAM BATES, II, ESQUIRE
              JORGE L. FREELAND, ESQUIRE                                                KING & SPALDING
             GREENBERG, TRAURIG, HOFFMAN,                                      120 WEST 45TH STREET, 32ND FLOOR
            LIPOFF, ROSEN & QUENTEL, P.A.                                            NEW YORK, NEW YORK 10036
               1221 BRICKELL AVENUE                                                       (212) 556-2100
               MIAMI, FLORIDA 33131
                  (305) 579-0500

                            -------------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration becomes effective.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest investment plans, check the following box: [ ]

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [x]
333-00371

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                       CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                               PROPOSED                PROPOSED
                                   NUMBER OF SHARES             MAXIMUM                 MAXIMUM               AMOUNT OF
    TITLE OF EACH CLASS                  TO BE              OFFERING PRICE             AGGREGATE             REGISTRATION
OF SECURITIES TO BE REGISTERED       REGISTERED(1)           PER SHARE(2)           OFFERING PRICE               FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.50 par value per share            230,000                 $22.625                 $5,203,750               $1,795
==============================================================================================================================

(1) Includes 200,000 shares being offered pursuant to an underwritten public offering and up to 30,000 shares which may be issued pursuant to the underwriters' over-allotment option.

(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) under the Securities Act based on the last reported sale price on the New York Stock Exchange on March 4, 1996.

                         -------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The information in the Registration Statement on Form S-3 filed by Watsco, Inc. with the Securities and Exchange Commission (Registration No. 333-00371) pursuant to the Securities Act of 1933, as amended, is incorporated by reference into this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 4th day of March, 1996.

                                WATSCO, INC.

                                By:  /S/ RONALD P. NEWMAN
                                     -----------------------------------------
                                     Ronald P. Newman, Chief Financial Officer,
                                     Secretary and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                 SIGNATURE                                        TITLE                              DATE
                 ---------                                        -----                              ----

/S/  ALBERT H. NAHMAD                            Chairman of the Board                          March 4, 1996
----------------------------------------         (principal executive officer)
Albert H. Nahmad

/S/  RONALD P. NEWMAN                            Chief Financial Officer, Secretary             March 4, 1996
----------------------------------------         and Treasurer
Ronald P. Newman                                 (principal financial and accounting officer)

/S/  D. A. COAPE-ARNOLD                          Director                                       March 4, 1996
----------------------------------------
D. A. Coape-Arnold

/S/  DAVID B. FLEEMAN                            Director                                       March 4, 1996
----------------------------------------
David B. Fleeman

/S/  JAMES S. GRIEN                              Director                                       March 4, 1996
----------------------------------------
James S. Grien

/S/  PAUL F. MANLEY                              Director                                       March 4, 1996
----------------------------------------
Paul F. Manley

/S/  BOB L. MOSS                                 Director                                       March 4, 1996
----------------------------------------
Bob L. Moss

/S/  ROBERTO MOTTA                               Director                                       March 4, 1996
----------------------------------------
Roberto Motta

/S/  ALAN H. POTAMKIN                            Director                                       March 4, 1996
----------------------------------------
Alan H. Potamkin



                                                 INDEX TO EXHIBITS

                                                                                                       SEQUENTIALLY
EXHIBIT                                                                                                   NUMBERED
  NO.                                         DESCRIPTION OF EXHIBIT                                       PAGE
-------                                       ----------------------                                    ------------

 1.1       Proposed Form of Underwriting Agreement*

 5.1       Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A.
           as to the validity of the Common Stock being registered.

23.1       Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A.
           (included as part of its opinion filed as Exhibit 5.1).

23.2       Consent of Arthur Andersen LLP.

23.3       Consent of Rhea & Ivy, P.L.C.


------------

* Previously filed.